Exhibit 99.1

Contact: Patti McKee	FOR IMMEDIATE RELESE
ViewPoint Financial Group, Inc.	July 26, 2012
972-578-5000, Ext. 7223

VIEWPOINT FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2012 EARNINGS

Successful Highlands Bancshares, Inc. (“Highlands”) Acquisition, Net Interest Margin Expansion and Strong Loan Growth

PLANO, Texas, July 26, 2012 — ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), announced financial results today for the quarter ended June 30, 2012. Detailed results of the quarter will be available in the Company’s Quarterly Report on Form 10-Q, which will be filed today and posted on our websites, http://www.viewpointbank.com and http://www.viewpointfinancialgroup.com.

Performance Highlights

•

Highlands acquisition closed April 2, 2012: The acquisition added $501.1 million in identifiable assets, $284.1 million in net loans, and $378.4 million in deposits, all initially recorded at fair value.

•

Net interest margin increased by 32 basis points for the three months ended June 30, 2012: Due to changes in the earning asset mix, lower deposit and borrowing rates, and the impact of the Highlands acquisition, the net interest margin increased by 32 basis points on a linked quarter basis to 3.62% for the three months ended June 30, 2012, from 3.30% for the three months ended March 31, 2012.

•

Solid loan growth in the second quarter of 2012: Gross loans increased $535.7 million, or 26.9%, including $284.1 million in loans acquired from Highlands and initially recorded at fair value. Excluding the Highlands acquisition, gross loans increased $251.6 million.

•

Earnings per share: Quarterly earnings per share were $0.17 per share, up $0.02 per share from June 30, 2011 and down $0.05 from March 31, 2012. This included net gains of $897,000 and expenses totaling $4.7 million relating to the Highlands acquisition, the sale of VPM, severance costs and restricted stock vesting, reducing net earnings per share by $0.07.

•	Net charge-offs declined: Net charge-offs declined by $118,000 to $241,000 for the second quarter of 2012, from $359,000 for the first quarter of 2012.

“It’s been a busy and productive quarter for the company,” said President and Chief Executive Officer Kevin Hanigan. “The many hours we’ve spent on acquisition-related activities haven’t sidetracked us from our core businesses. Once again, we’ve increased our net interest margin, lowered our interest expense, and our asset quality has remained solid. Our lending volume continues to show strong gains, not only year over year, but from quarter to quarter.”

Highlands Acquisition

On April 2, 2012, the Company completed its acquisition of Highlands, parent company of The First National Bank of Jacksboro, which operated in Dallas under the name Highlands Bank. This was a strategic, in-market acquisition to provide growth opportunities in North Texas. In addition, Highlands President and CEO Kevin Hanigan joined the Company and the Bank as president and chief executive officer as part of the agreement. He also was appointed to the Company’s and the Bank’s Boards of Directors, along with former Highlands board member Bruce Hunt.

In this stock-for-stock transaction, Highlands shareholders received 0.6636 shares of the Company’s common stock in exchange for each share of Highlands common stock. As a result, the Company issued 5,513,061 common shares with an acquisition date fair value of total consideration paid of $86.1 million, based on the Company’s closing stock price of $15.62 on April 2. An insignificant amount of cash was paid in lieu of fractional shares.

ViewPoint Mortgage Sale

On June 5, 2012, the Bank and its wholly owned subsidiary, ViewPoint Bankers Mortgage, Inc., doing business as ViewPoint Mortgage (“VPM”), entered into a definitive agreement (the “Agreement”) with Highlands Residential Mortgage, Ltd. (“HRM”) to sell substantially all of the assets of VPM to HRM, subject to certain closing conditions. The terms of the Agreement provide for HRM to, subject to certain conditions contained in the Agreement, (i) purchase VPM’s loan pipeline and all of VPM’s existing construction loan portfolio, together with certain furniture, fixtures and equipment, (ii) assume substantially all of VPM’s loan production office leases and its equipment leases, (iii) hire no less than 95% of the current VPM employees and satisfactorily release VPM from certain employment contracts, and (iv) make additional earn out payments to VPM. Following completion of the sale, which is expected to close during the third quarter of 2012, the Agreement provides an opportunity for the Bank to partner with HRM to continue providing the Bank’s customers with residential mortgage services.

Net Interest Margin

The net interest margin for the second quarter of 2012 was 3.62%, a 32 basis point increase from the first quarter of 2012, and a 79 basis point increase from the second quarter of 2011. The increase in the net interest margin was primarily attributable to changes in the earning asset mix, lower deposit and borrowing rates, and the impact of the Highlands acquisition.

Financial Condition

Total assets increased by $651.7 million, or 21.4%, to $3.69 billion at June 30, 2012, from $3.04 billion at March 31, 2012, primarily due to the Highlands acquisition, which added $501.1 million in identifiable assets initially recorded at fair value.

Total deposits increased by $295.8 million, or 15.3%, which was primarily due to $378.4 million in deposits acquired from Highlands, which included $140.0 million in savings and money market, $121.2 million in time, $78.7 million in non-interest bearing demand and $38.5 million in interest bearing demand deposits. Excluding the impact of the Highlands acquisition, deposits decreased by $82.6 million, or 4.3%, from March 31, 2012, to June 30, 2012. This decrease was primarily due to an $80.2 million decline in time deposits, which resulted from a pricing strategy designed to reduce our time deposit rates and improve our net interest margin.

Loan Portfolio

Gross loans (including $925.6 million in mortgage loans held for sale at June 30, 2012) increased by $535.7 million, or 26.9%, to $2.53 billion at June 30, 2012, from $1.99 billion at March 31, 2012. $284.1 million of the increase in gross loans was attributable to loans obtained in the Highlands acquisition initially recorded at fair value. Excluding the Highlands acquisition, gross loans increased $251.6 million.

The commercial real estate portfolio increased by $136.5 million, or 21.9%, to $760.6 million at June 30, 2012, from $624.1 million at March 31, 2012, with $94.0 million of this increase due to the addition of Highlands’ commercial real estate loans initially recorded at fair value. The remaining $42.5 million increase was due to organic growth.

Commercial and industrial (“C&I”) loans increased by $127.4 million, or 181.1%, to $197.7 million at June 30, 2012, from $70.3 million at March 31, 2012, with $100.1 million of this increase due to the addition of Highlands’ C&I loans initially recorded at fair value. Net of the impact of the Highlands acquisition, C&I loans increased by $27.3 million during the second quarter, compared to no change during the first quarter of 2012.

At June 30, 2012, Warehouse Purchase Program balances ended at $908.6 million, an increase of $195.4 million, or 27.4%, from March 31, 2012.

Results of Operations for the Quarter Ended June 30, 2012

Net income for the three months ended June 30, 2012, was $6.5 million, a decrease of $580,000, or 8.2%, from net income of $7.1 million for the three months ended March 31, 2012. The decrease in net income during the second quarter was attributable to expenses of $4.7 million relating to the Highlands acquisition, the sale of VPM, severance costs and restricted stock vesting, partially offset by net gains of $897,000. A $5.7 million, or 24.3%, increase in net interest income partially offset the increased expenses during the quarter. Basic and diluted earnings per share for the three months ended June 30, 2012, were $0.17, a $0.05 decrease from $0.22 for the three months ended March 31, 2012. Earnings per share for the three months ended June 30, 2012, was reduced by $0.07 due to the increases in noninterest expense relating to the Highlands acquisition, the sale of VPM, severance costs and restricted stock vesting, partially offset by the net gains of $897,000.

Interest income increased by $5.7 million to $35.1 million for the three months ended June 30, 2012, compared to $29.4 million for the three months ended March 31, 2012, primarily due to higher average balances in commercial real estate and C&I loans. Accretion of the Highlands purchase discount contributed $1.4 million to the increase for the comparable periods. Interest expense decreased by $55,000 during the three months ended June 30, 2012, compared to the three months ended March 31, 2012.

Noninterest income increased by $1.8 million to $8.5 million during the three months ended June 30, 2012, compared to $6.7 million for the three months ended March 31, 2012, primarily due to net gains of $897,000. These net gains included a $1.8 million increase in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes, a $116,000 gain on the sale of available for sale securities acquired from Highlands, and a $95,000 gain on the unwinding of $40 million in repurchase agreements acquired from Highlands. The $2.0 million in gains was partially offset by $1.1 million in losses associated with the scheduled sale of VPM, including the full impairment of VPM’s remaining goodwill of $818,000 and $250,000 from fixed asset disposals.

Noninterest expense increased by $7.8 million to $26.3 million during the three months ended June 30, 2012, compared to $18.5 million for the three months ended March 31, 2012, primarily due to expenses of $4.7 million, which included Highlands related acquisition costs of $3.7 million and $493,000 in severance costs related to the Highlands acquisition and the scheduled sale of VPM. Excluding these expenses, salaries and employee benefits expense increased by $1.6 million, primarily due to the addition of Highlands employees, and occupancy and equipment expense increased by $553,000, mostly related to rent on Highlands properties.

Management has committed to a cost savings plan associated with the Highlands acquisition. The cost savings plan, which is expected to be substantially complete by the end of the third quarter of 2012 once the Highlands data processing conversion has been completed, is intended to streamline operations across the combined organization. The cost savings plan encompasses systems integration, employee-related charges and transaction-related costs. The Company is on track to achieve the anticipated cost savings and to begin seeing the impacts of the fully integrated, combined organization.

Results of Operations for the Six Months Ended June 30, 2012

Net income for the six months ended June 30, 2012, was $13.6 million, an increase of $2.2 million, or 18.9%, from net income of $11.4 million for the six months ended June 30, 2011. The increase in net income was driven by higher net interest income, partially offset by increased noninterest expense and lower noninterest income. The increased noninterest expenses included Highlands related acquisition costs of $3.9 million, $136,000 in costs related to the sale of VPM, and $514,000 in severance costs related to Highlands and VPM, as well as $308,000 in immediately vested restricted stock awarded to the Company’s newly appointed CEO.

The six months ended June 30, 2011, included a $3.4 million gain on the sale of available for sale securities and $735,000 in gains on a community development-oriented private equity fund used for Community Reinvestment Act purposes, which was partially offset by net gains of $897,000 in the six months ended June 30, 2012. Basic and diluted earnings per share for the six months ended June 30, 2012, were $0.39, a $0.04 increase from $0.35 for the six months ended June 30, 2011. Earnings per share for the six months ended June 30, 2012, was reduced by $0.07 due to the increases in noninterest expense relating to the Highlands acquisition, the sale of VPM, severance costs and restricted stock vesting, partially offset by the net gains of $897,000.

Asset Quality

The provision for loan losses was $1.4 million for the three months ended June 30, 2012, an increase of $552,000, or 61.7%, from the three months ended March 31, 2012. The balance of the allowance for loan losses at June 30, 2012, was $19.2 million, an increase of $1.2 million from $18.0 million at March 31, 2012, which was primarily due to increased loan production. Net charge-offs declined to $241,000 for the second quarter of 2012, from $359,000 for the first quarter of 2012.

Our non-performing loans to total loans ratio at June 30, 2012, was 1.41%, compared to 1.79% at March 31, 2012. Non-performing loans increased by $130,000 to $22.6 million at June 30, 2012, from $22.4 million at March 31, 2012. At June 30, 2012, no purchased credit impaired loans from the Highlands acquisition were included in non-performing loans; however, $560,000 of loans acquired from Highlands which were not classified as purchased credit impaired were included in the $22.6 million of non-performing loans, including $515,000 in C&I loans. Our allowance for loan losses to non-performing loans ratio was 85.25% at June 30, 2012, compared to 80.36% as of March 31, 2012.

Conference Call

The Company will host an investor conference call to review these results on Friday, July 27, 2012, at 10 a.m., Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10014051. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four Highlands Bank locations in Dallas and two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company’s Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake—and specifically declines any obligation—to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash and due from financial institutions	$30,407	$16,661
Short-term interest-bearing deposits in other financial institutions	39,571	29,687

Total cash and cash equivalents	69,978	46,348
Securities available for sale, at fair value	467,515	433,745
Securities held to maturity (fair value: June 30, 2012 – $447,698, December 31, 2011 – $518,142)	430,368	500,488
Loans held for sale (includes $10,161 and $16,607 carried at fair value at June 30, 2012, and December 31, 2011)	925,637	834,352
Loans held for investment (net of allowance for loan losses of $19,229 at June 30, 2012 and $17,487 at December 31, 2011)	1,581,734	1,211,057
FHLB and Federal Reserve Bank stock, at cost	45,241	37,590
Bank-owned life insurance	34,491	29,007
Foreclosed assets, net	3,323	2,293
Premises and equipment, net	53,725	50,261
Goodwill	29,203	818
Accrued interest receivable	9,784	8,982
Prepaid FDIC assessment	5,719	4,967
Other assets	36,138	20,670

Total assets	$3,692,856	$3,180,578

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$342,228	$211,670
Interest-bearing demand	509,650	498,253
Savings and money market	885,550	759,576
Time	491,978	493,992

Total deposits	2,229,406	1,963,491
FHLB advances (net of prepayment penalty of $3,707 at June 30, 2012 and $4,222 at December 31, 2011)	875,102	746,398
Repurchase agreement	38,682	25,000
Accrued interest payable	1,298	1,220
Other liabilities	42,793	38,160

Total liabilities	3,187,281	2,774,269

Commitments and contingent liabilities	—	—

Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued – June 30, 2012 and December 31, 2011	—	—
Common stock, $.01 par value; 90,000,000 shares authorized; 39,344,167 shares issued – June 30, 2012 and 33,700,399 shares issued – December 31, 2011	393	337
Additional paid-in capital	367,938	279,473
Retained earnings	153,722	144,535
Accumulated other comprehensive income, net	2,171	1,347
Unearned Employee Stock Ownership Plan (ESOP) shares; 2,010,137 shares at June 30, 2012 and 2,102,234 shares at December 31, 2011	(18,649)	(19,383)

Total shareholders’ equity	505,575	406,309

Total liabilities and shareholders’ equity	$3,692,856	$3,180,578

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Statements of Income

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Interest and dividend income
Loans, including fees	$30,290	$20,833	$54,610	$41,294
Taxable securities	4,185	6,639	8,643	13,507
Nontaxable securities	473	473	946	946
Interest-bearing deposits in other financial institutions	38	28	57	100
FHLB and Federal Reserve Bank stock	141	13	247	34

	35,127	27,986	64,503	55,881

Interest expense
Deposits	3,247	6,260	6,476	12,343
FHLB advances	2,415	2,407	4,869	4,893
Repurchase agreement	251	204	454	405
Other borrowings	28	150	28	298

	5,941	9,021	11,827	17,939

Net interest income	29,186	18,965	52,676	37,942
Provision for loan losses	1,447	1,065	2,342	2,160

Net interest income after provision for loan losses	27,739	17,900	50,334	35,782

Non-interest income
Service charges and fees	4,827	4,721	9,065	9,368
Other charges and fees	165	225	293	400
Net gain on sale of mortgage loans	2,174	1,879	4,406	3,828
Bank-owned life insurance income	165	167	274	285
Gain on sale of available for sale securities	116	—	116	3,415
Loss on sale and disposition of assets	(56)	(6)	(137)	(216)
Impairment of goodwill	(818)	(271)	(818)	(271)
Other	1,940	921	2,044	1,294

	8,513	7,636	15,243	18,103

Non-interest expense
Salaries and employee benefits	14,110	11,542	25,834	23,396
Acquisition costs	3,741	—	3,885	—
Advertising	490	510	775	866
Occupancy and equipment	1,952	1,399	3,422	2,822
Outside professional services	691	704	1,174	1,357
Regulatory assessments	624	498	1,205	1,457
Data processing	1,617	1,129	2,862	2,198
Office operations	1,934	1,477	3,479	2,931
Other	1,164	1,009	2,139	2,102

	26,323	18,268	44,775	37,129
Income before income tax expense	9,929	7,268	20,802	16,756
Income tax expense	3,437	2,411	7,238	5,345

Net income	$6,492	$4,857	$13,564	$11,411

Weighted average common shares outstanding—basic	37,116,322	32,445,527	34,331,036	32,399,683
Weighted average common shares outstanding—diluted	37,236,213	32,510,134	34,449,634	32,471,361
Per share information
Basic	$0.17	$0.15	$0.39	$0.35
Diluted	$0.17	$0.15	$0.39	$0.35
Cash dividends declared per share	$0.06	$0.05	$0.12	$0.10

VIEWPOINT FINANCIAL GROUP, INC.

Selected Financial Highlights (unaudited)

	At or for the Quarters Ended
	June	March	December	September	June
	2012	2012	2011	2011	2011
	(Dollars in thousands, except share and per share amounts)
Financial Data:
Total assets	$3,692,856	$3,041,112	$3,180,578	$3,235,278	$2,963,882
Total loans	2,507,371	1,972,894	2,045,409	1,840,830	1,550,894
Total securities	897,883	877,472	934,233	1,195,182	1,228,825
Total deposits	2,229,406	1,933,619	1,963,491	2,073,627	2,070,894
Total shareholders’ equity	505,575	412,605	406,309	406,686	407,006
Net interest income	29,186	23,490	24,157	20,479	18,965
Provision for loan losses	1,447	895	1,229	581	1,065
Operating non-interest income	8,397	6,730	7,385	6,207	7,636
Gain on sale of available for sale securities	116	—	2,853	—	—
Non-interest expense	26,323	18,452	19,544	18,567	18,268
Income tax expense	3,437	3,801	3,848	2,395	2,411
Net income	6,492	7,072	9,774	5,143	4,857

Share Data:
Basic earnings per common share	$0.17	$0.22	$0.31	$0.16	$0.15
Diluted earnings per common share	0.17	0.22	0.31	0.16	0.15
Dividends declared per share	0.06	0.06	0.05	0.05	0.05
Book value per share	12.85	12.24	12.06	11.87	11.68
Tangible book value per share—Non-GAAP [1]	12.06	12.21	12.02	11.83	11.64

Shares outstanding at end of period	39,344,167	33,703,080	33,700,399	34,262,491	34,839,491
Weighted average common shares outstanding—basic	37,116,322	31,545,748	31,617,219	32,468,640	32,445,527
Weighted average common shares outstanding—diluted	37,236,213	31,666,355	31,681,326	32,497,283	32,510,134

Key Ratios:
Tier 1 risk-based capital ratio [2]	22.55%	25.22%	24.40%	21.20%	24.93%
Total risk-based capital ratio [2]	23.47%	26.33%	25.46%	21.93%	25.79%
Tier 1 leverage ratio [2]	13.95%	13.79%	12.58%	12.31%	13.50%
Equity to total assets	13.69%	13.57%	12.77%	12.57%	13.73%
Tangible equity to tangible assets—Non-GAAP [1]	12.96%	13.53%	12.74%	12.54%	13.69%

[1]	See the section labeled “Supplemental Information—Non-GAAP Financial Measures” at the end of this document.
[2]

Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. On December 19, 2011, the Bank converted its charter from a federal thrift charter to a national banking charter, with regulatory oversight by the OCC.

	Ending Balances At
	June	March	December	September	June
	2012	2012	2011	2011	2011
	(Dollars in thousands)
Deposits:
Non-interest-bearing demand	$342,228	$231,768	$211,670	$207,940	$194,704
Interest-bearing demand	509,650	488,807	498,253	496,269	482,552
Savings	176,504	168,706	155,276	155,476	156,659
Money market	695,607	581,504	592,979	596,561	575,041
IRA	13,439	11,879	11,321	10,201	10,023
Certificates	491,978	450,955	493,992	607,180	651,915

Total Deposits	$2,229,406	$1,933,619	$1,963,491	$2,073,627	$2,070,894

	Ending Balances At
	June	March	December	September	June
	2012	2012	2011	2011	2011
	(Dollars in thousands)
Loans:
Real Estate:
One- to four- family	$435,486	$372,070	$379,944	$382,819	$385,458
Commercial	760,609	624,057	585,328	546,914	521,848
Home equity/home improvement	144,147	139,339	140,966	140,945	142,328

Total real estate loans	1,340,242	1,135,466	1,106,238	1,070,678	1,049,634

Automobile	37,376	32,867	33,027	32,525	33,800
Other consumer	25,267	17,464	18,143	18,394	18,315

Total consumer loans	62,643	50,331	51,170	50,919	52,115

Commercial and industrial	197,671	70,316	70,620	44,014	44,441

Gross loans held for investment	1,600,556	1,256,113	1,228,028	1,165,611	1,146,190

Mortgage loans held for sale	925,637	734,408	834,352	691,204	420,617

Gross loans	$2,526,193	$1,990,521	$2,062,380	$1,856,815	$1,566,807

Nonaccruing loans: [1]
One- to four- family real estate	$4,158	$4,987	$5,340	$4,896	$5,337
Commercial real estate	16,378	15,774	16,076	10,768	10,785
Home equity/home improvement	1,112	1,170	1,226	1,330	1,292
Consumer	36	29	26	—	186
Commercial and industrial	873	467	430	445	266

Total non-performing loans	22,557	22,427	23,098	17,439	17,866

Foreclosed assets	3,323	2,021	2,293	2,098	2,377

Total non-performing assets	$25,880	$24,448	$25,391	$19,537	$20,243

Total past due loans to total loans [2]	1.11%	1.52%	2.19%	0.71%	0.87%
Total non-performing assets to total assets	0.70%	0.80%	0.80%	0.60%	0.68%
Total non-performing loans to total loans [2]	1.41%	1.79%	1.88%	1.50%	1.56%
Allowance for loan losses to non-performing loans	85.25%	80.36%	75.71%	94.82%	90.45%
Allowance for loan losses to total loans [2]	1.20%	1.43%	1.42%	1.42%	1.41%

Troubled Debt Restructured Loans:
Performing troubled debt restructurings:
One- to four- family real estate	$498	$374	$136	$280	$226
Commercial real estate	3,087	3,087	2,860	2,860	—
Home equity/home improvement	45	106	107	—	—
Consumer	107	121	142	48	39
Commercial and industrial	20	21	26	—	—

Total	$3,757	$3,709	$3,271	$3,188	$265

Nonaccruing troubled debt restructurings:
One- to four- family real estate	$1,103	$1,093	$843	$855	$346
Commercial real estate	8,952	9,063	9,266	9,264	9,270
Home equity/home improvement	75	77	81	—	—
Consumer	—	13	18	—	41
Commercial and industrial	281	287	212	214	217

Total	$10,411	$10,533	$10,420	$10,333	$9,874

Allowance for loan losses:
Balance at beginning of period	$18,023	$17,487	$16,535	$16,159	$15,494
Provision expense	1,447	895	1,229	581	1,065
Charge-offs	(358)	(496)	(408)	(314)	(527)
Recoveries	117	137	131	109	127

Balance at end of period	$19,229	$18,023	$17,487	$16,535	$16,159

Net Charge-Offs (Recoveries)
One- to four- family real estate	$57	$77	$161	$(4)	$55
Commercial real estate	—	—	—	(2)	—
Home equity/home improvement	63	—	72	9	61
Consumer	111	90	62	77	143
Commercial and industrial	10	192	(18)	125	141

Total	$241	$359	$277	$205	$400

[1]	Includes nonaccruing troubled debt restructurings.
[2]	Total loans does not include loans held for sale.

	Average Balances and Yields/Rates for Quarter Ended
	June	March	December	September	June
	2012	2012	2011	2011	2011
	(Dollars in thousands)
Loans:
One- to four- family real estate	$430,696	$371,257	$377,106	$381,322	$380,152
Loans held for sale:
Warehouse Purchase Program	662,584	637,525	705,261	395,711	282,266
ViewPoint Mortgage loans	18,511	24,163	31,484	21,213	20,894
Commercial real estate	724,775	582,710	556,909	524,516	505,290
Home equity/home improvement	145,095	140,754	140,000	141,483	141,349
Consumer	62,192	50,635	51,225	51,246	53,903
Commercial and industrial	185,580	69,519	51,926	43,806	38,523
Less: deferred fees and allowance for loan loss	(17,803)	(16,812)	(16,155)	(16,135)	(15,264)

Loans receivable	2,211,630	1,859,751	1,897,756	1,543,162	1,407,113
Securities	976,611	950,906	1,147,794	1,237,853	1,228,066
Overnight deposits	33,241	33,809	43,787	73,236	41,969

Total interest-earning assets	$3,221,482	$2,844,466	$3,089,337	$2,854,251	$2,677,148

Deposits:
Interest-bearing demand	$505,569	$473,687	$485,897	$484,926	$468,964
Savings and money market	892,844	759,590	758,191	753,252	733,517
Time	529,928	472,097	559,169	634,754	654,852
FHLB advances and other borrowings	626,055	610,255	750,202	458,620	316,518

Total interest-bearing liabilities	$2,554,396	$2,315,629	$2,553,459	$2,331,552	$2,173,851

Total deposits	$2,244,578	$1,918,594	$2,007,715	$2,066,657	$2,053,098

Yields/Rates:
One- to four- family real estate	5.53%	5.08%	5.16%	5.29%	5.38%
Loans held for sale:
Warehouse Purchase Program	4.09%	4.16%	4.22%	4.36%	4.61%
ViewPoint Mortgage loans	4.58%	4.70%	4.17%	4.34%	5.44%
Commercial real estate	6.41%	6.22%	6.39%	6.60%	6.83%
Home equity/home improvement	5.58%	5.56%	5.67%	5.71%	5.79%
Consumer	6.43%	6.13%	6.47%	6.83%	6.56%
Commercial and industrial	5.85%	5.22%	5.92%	6.36%	6.46%
Loans receivable	5.48%	5.23%	5.29%	5.66%	5.92%
Securities	1.97%	2.12%	2.16%	2.30%	2.32%
Overnight deposits	0.46%	0.22%	0.24%	0.24%	0.27%
Total interest-earning assets	4.36%	4.13%	4.06%	4.06%	4.18%

Deposits:
Interest-bearing demand	0.84%	0.94%	1.39%	1.78%	2.02%
Savings and money market	0.29%	0.26%	0.30%	0.46%	0.57%
Time	1.17%	1.39%	1.56%	1.69%	1.75%
FHLB advances and other borrowings	1.72%	1.74%	1.47%	2.46%	3.49%
Total interest-bearing liabilities	0.93%	1.02%	1.12%	1.46%	1.66%
Net interest spread	3.43%	3.11%	2.94%	2.60%	2.52%
Net interest margin	3.62%	3.30%	3.13%	2.87%	2.83%

	Six Months Ended June 30,
	2012			2011
	Average			Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
One- to four- family real estate	$400,977	$10,666	5.32%	$377,931	$10,152	5.37%
Loans held for sale:
Warehouse Purchase Program	650,055	13,401	4.12	277,943	6,491	4.67
ViewPoint Mortgage loans	21,337	495	4.64	22,013	604	5.49
Commercial real estate	653,742	20,672	6.32	494,089	16,764	6.79
Home equity/home improvement	142,924	3,979	5.57	140,684	4,070	5.79
Consumer	56,414	1,776	6.30	58,334	1,919	6.58
Commercial and industrial	127,549	3,621	5.68	39,085	1,294	6.62
Less: deferred fees and allowance for loan loss	(17,308)	—	0.00	(15,241)	—	0.00

Loans receivable [1]	2,035,690	54,610	5.37	1,394,838	41,294	5.92
Agency mortgage-backed securities	338,530	4,356	2.57	471,131	6,563	2.79
Agency collateralized mortgage obligations	533,784	4,229	1.58	667,788	6,728	2.02
Investment securities	57,180	1,004	3.51	65,400	1,162	3.55
FHLB and FRB stock	34,264	247	1.44	15,663	34	0.43
Interest earning deposit accounts	33,525	57	0.34	77,660	100	0.26

Total interest-earning assets	3,032,973	64,503	4.25	2,692,480	55,881	4.15

Non-interest-earning assets	168,839			141,473

Total assets	$3,201,812			$2,833,953

Interest-bearing liabilities:
Interest-bearing demand	$489,628	2,169	0.89	$453,758	4,468	1.97
Savings and money market	826,217	1,123	0.27	720,999	2,030	0.56
Time	501,012	3,184	1.27	659,020	5,845	1.77
Borrowings	618,155	5,351	1.73	366,672	5,596	3.05

Total interest-bearing liabilities	2,435,012	11,827	0.97	2,200,449	17,939	1.63

Non-interest-bearing checking	264,728			191,401

Non-interest-bearing liabilities	44,249			33,681

Total liabilities	2,743,989			2,425,531

Total shareholders’ equity	457,823			408,422

Total liabilities and shareholders’ equity	$3,201,812			$2,833,953

Net interest income and margin		$52,676	3.47%		$37,942	2.82%

Net interest income and margin (tax-equivalent basis) [2]		$53,021	3.50%		$38,291	2.84%

Net interest rate spread			3.28%			2.52%
Net earning assets	$597,961			$492,031

Average interest-earning assets to average interest-bearing liabilities	124.56%			122.36%

[1]

Calculated net of deferred fees, loan discounts, loans in process and allowance for loan losses. Construction loans have been included in the one- to four- family and commercial real estate line items, as appropriate.

[2]

In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent adjustment has been computed using a federal income tax rate of 35% for 2012 and 2011. Tax-exempt investments and loans, in total, had an average balance of $52.5 and $52.7 million for the six months ended June 30, 2012 and 2011, respectively.

	Amortized	Unrealized	Unrealized
At June 30, 2012	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale:
Agency bonds	$2,007	$3	$—	$2,010
Agency residential mortgage-backed securities	198,189	2,142	118	200,213
Agency residential collateralized mortgage obligations	260,227	1,762	529	261,460
SBA pools	3,719	113	—	3,832

Total securities	$464,142	$4,020	$647	$467,515

Securities Held to Maturity:
Agency residential mortgage-backed securities	$141,057	$7,251	$—	$148,308
Agency commercial mortgage-backed securities	9,320	1,047	—	10,367
Agency residential collateralized mortgage obligations	229,526	4,379	226	233,679
Municipal bonds	50,465	4,879	—	55,344

Total securities	$430,368	$17,556	$226	$447,698

VIEWPOINT FINANCIAL GROUP, INC.

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	June	March	December	September	June
	2012	2012	2011	2011	2011
	(Dollars in thousands, except share and per share amounts)
Calculation of Tangible Book Value per Share:
Total shareholders’ equity at end of period	$505,575	$412,605	$406,309	$406,686	$407,006
Less: Goodwill	(29,203)	(818)	(818)	(818)	(818)
Identifiable intangible assets, net	(1,949)	(371)	(420)	(466)	(578)

Total tangible shareholders’ equity at end of period	$474,423	$411,416	$405,071	$405,402	$405,610

Shares outstanding at end of period	39,344,167	33,703,080	33,700,399	34,262,491	34,839,491

Book value per share—GAAP	$12.85	$12.24	$12.06	$11.87	$11.68
Tangible book value per share—Non-GAAP	$12.06	$12.21	$12.02	$11.83	$11.64

Calculating of Tangible Equity to Tangible Assets:
Total assets at end of period	$3,692,856	$3,041,112	$3,180,578	$3,235,278	$2,963,882
Less: Goodwill	(29,203)	(818)	(818)	(818)	(818)
Identifiable intangible assets, net	(1,949)	(371)	(420)	(466)	(578)

Total tangible assets at end of period	$3,661,704	$3,039,923	$3,179,340	$3,233,994	$2,962,486

Equity to assets—GAAP	13.69%	13.57%	12.77%	12.57%	13.73%
Tangible equity to tangible assets—Non-GAAP	12.96%	13.53%	12.74%	12.54%	13.69%